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                                                         EXHIBIT 11

[John Hancock Mutual Life Insurance Company Letterhead]

                                          May 12, 1997



United States Securities
 and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         John Hancock Mutual Variable Life Insurance Account UV
         File Nos.  33-64364 and 811-7766

Commissioners:

         This opinion is being furnished with respect to the filing of this post-effective amendment of the Registrant's Registration Statement with the Securities and Exchange Commission as required by Rule 485 under the Securities Act of 1933.

         We have acted as counsel to Registrant for the purposes of preparing this post-effective amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

         We hereby consent to the filing of this opinion with and as a part of this post-effective amendment to Registrant's Registration Statement with the Commission.

                                          Very truly yours,



                                          /s/ Sandra M. DaDalt
                                          --------------------
                                          Sandra M. DaDalt
                                          Counsel